Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-1 and related Prospectus of iSpecimen Inc. of our report dated March 13, 2024, relating to the financial statements of iSpecimen Inc., appearing in the Annual Report on Form 10-K for the years ended December 31, 2023, and 2022.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

October 18, 2024